SCHEDULE 14A
                          (Rule 14a-101)
              INFORMATION REQUIRED IN PROXY STATEMENT


                     SCHEDULE 14A INFORMATION

            Proxy Statement Pursuant to Section 14(a) of the
                    Securities Exchange Act of 1934


Filed by the Registrant (X)

Filed by a Party other than the Registrant ( )


Check the appropriate box:


( ) Preliminary Proxy Statement ( ) Confidential, for Use of the Commission
                                    Only (as permitted by Rule 14a-6(e)(2)

(X) Definitive Proxy Statement
( ) Definitive Additional Materials
( ) Soliciting Material Pursuant to
    Rule 14a-11(c) or Rule 14a-12


                         META GROUP, INC.
___________________________________________________________________________
          (Name of Registrant as Specified in Its Charter)



___________________________________________________________________________
  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of filing fee (Check the appropriate box):

(X) No fee required.
( ) Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:


                    not applicable
____________________________________________________________________________

(2) Aggregate number of securities to which transactions applies:

                    not applicable
____________________________________________________________________________


(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

                    not applicable
____________________________________________________________________________

(4) Proposed maximum aggregate value of transaction:

                    not applicable
____________________________________________________________________________

(5) Total fee paid:

                    not applicable
____________________________________________________________________________

( ) Fee paid previously with preliminary materials.

____________________________________________________________________________

( ) Check box if any part of the fee is offset as provided by Exchange
    Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

                    not applicable
    ________________________________________________________________________

    (2) Form, Schedule or Registration Statement No.:

                    not applicable
    ________________________________________________________________________

    (3) Filing Party:

                    not applicable
    ________________________________________________________________________

    (4) Date Filed:

                    not applicable
    ________________________________________________________________________

                            META GROUP, INC.
                            208 Harbor Drive
                   Stamford, Connecticut  06912-0061

                         ______________________


                 NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                      TO BE HELD ON MAY 19, 1997
                           _______________


To the Stockholders of META Group, Inc.:

     The Annual Meeting of Stockholders of META Group, Inc.(the
"Corporation"), a Delaware corporation, will be held on Monday, May 19, 1997 at 9:00 a.m., local time, at The Hyatt Regency Hotel, 1800 East Putnam Avenue, Old Greenwich, CT 06870, for the following purposes:

     (1) To elect two Class II Directors to serve for a three-year term or until their successors are elected and qualified.

     (2) To transact such other business as may properly come before the meeting or any adjournments thereof.

Only stockholders of record at the close of business on April 1, 1997 are entitled to notice of and to vote at the meeting.

All stockholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if such stockholder has returned a proxy.


By Order of the Board of Directors




Bernard F. Denoyer
Secretary


Stamford, Connecticut
April 10, 1997


                            YOUR VOTE IS IMPORTANT.
WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED STAMPED ENVELOPE BY RETURN MAIL PRIOR TO THE DATE OF THE ANNUAL MEETING OF STOCKHOLDERS IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES.

                          META GROUP, INC.
                          208 Harbor Drive
                  Stamford, Connecticut  06912-0061

                         _________________

                          PROXY STATEMENT

              FOR THE ANNUAL MEETING OF STOCKHOLDERS

                      To Be Held On May 19, 1997
                         _________________


                           April 10, 1997

     Proxies in the form enclosed with this proxy statement are solicited by the Board of Directors of META Group, Inc., a Delaware corporation
(the "Corporation"), for use at the Annual Meeting of Stockholders to be held on May 19, 1997, at 9:00 a.m., local time, at The Hyatt Regency Hotel, 1800 East Putnam Avenue, Old Greenwich, CT 06830 or at any adjournments thereof (the "Annual Meeting").

     Only stockholders of record at the close of business on April 1, 1997 (the "Record Date") will be entitled to receive notice of and to vote at the meeting and any adjournments thereof. As of that date, 7,287,347 shares of Common Stock, $.01 par value (the "Common Stock"), of the Corporation were issued and outstanding. The holders of Common Stock are entitled to one vote per share on any proposal presented at the meeting. Stockholders may vote in person or by proxy. Execution of a proxy will not in any way affect a stockholder's right to attend the meeting and vote in person. Any stockholder giving a proxy has the right to revoke it (i) by filing a later-dated proxy or a written notice of revocation with the Secretary of the Corporation at any time before it is exercised or (ii) by voting in person at the Annual Meeting (although attendance at the Annual Meeting will not, in itself, constitute revocation of a proxy). Any written notice of revocation or subsequent proxy should be sent so as to be delivered to META Group, Inc., 208 Harbor Drive, Stamford, Connecticut, 06912-0061,
Attention: Secretary, at or before the taking of the vote at the Annual
Meeting.

     The representation in person or by proxy of at least a majority of the outstanding Common Stock entitled to vote at the meeting is necessary to constitute a quorum for the transaction of business. Votes withheld from any nominee, abstentions and broker "non-votes" are counted as present or represented by proxy for purposes of determining the presence or absence of a quorum for the meeting. A "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a proposal because, in respect of such proposal, the nominee does not have discretionary voting power and has not received instructions from the beneficial owner.

     In the election of the Class II Directors, the nominees receiving the highest number of affirmative votes of the shares present or represented and entitled to vote at the meeting shall be elected as Class II Directors. On any other matter being submitted to stockholders, an affirmative vote of a majority of the shares present or represented and voting on each such matter is required for approval. An automated system administered by the Corporation's transfer agent tabulates the votes. The vote on each matter submitted to stockholders is tabulated separately. Abstentions are included in the number of shares present or represented and voting on each matter. Broker "non-votes" are not so included.

     The persons named as attorneys-in-fact in the proxies, Dale Kutnick and Bernard F. Denoyer, are a director and officer and an officer of the Corporation, respectively. All properly executed proxies returned in time to be counted at the meeting will be voted. All proxies will be voted in accordance with the stockholders' instructions, and, if no choice is specified, the enclosed proxy card (or any signed and dated copy thereof) will be voted FOR the matters set forth in the accompanying Notice of Meeting. Any stockholder giving a proxy has the right to withhold authority to vote for any individual nominee to the Board of Directors by writing that nominee's name in the space provided on the proxy.

     The Board of Directors of the Corporation knows of no other matters to be presented at the meeting. If any other matter should be presented at the meeting upon which a vote properly may be taken, shares represented by all proxies received by the Board of Directors will be voted with respect thereto in accordance with the judgment of the persons named as attorneys in the proxies.

     An Annual Report to Stockholders, containing financial statements for the fiscal year ended December 31, 1996, is being mailed together with this proxy statement to all stockholders entitled to vote. This proxy statement and the form of proxy were first mailed to stockholders on or about April 10, 1997.


MANAGEMENT AND PRINCIPAL HOLDERS OF VOTING SECURITIES

     The following table sets forth as of the Record Date (unless otherwise indicated) certain information regarding the beneficial ownership of shares of the Corporation's Common Stock by (i) each person who, to the knowledge of the Corporation, owned beneficially more than 5% of the Common Stock of the Corporation outstanding at the Record Date, (ii) each director or nominee,(iii) each executive officer and former executive officer identified in the Summary Compensation Table set forth below under "Compensation and Other Information Concerning Directors and Officers," and
(iv) all executive officers, directors and nominees as a group.




    Name and Address                    Amount and Nature       Percent of
    of Beneficial Owner                  of Ownership (1)       Class (2)
___________________________________________________________________________
Dale Kutnick (3)                            997,159               13.7%
  c/o META Group, Inc.
  Harbor Plaza, 208 Harbor Drive
  Stamford, CT 06912


Marc Butlein (4)                             934,160               12.8%
  c/o META Group, Inc.
  Harbor Plaza, 208 Harbor Drive
  Stamford, CT  06912


Fiduciary Trust Company International (5)    618,450                8.5%
  2 World Trade Center, 96th Floor
  New York, NY  10048


Pilgrim Baxter & Associates, Ltd. (6)        598,100                8.2%
  11255 Drummers Lane, Suite 300
  Wayne, PA  19087


T. Rowe Price Associates, Inc. (7)           536,000                7.4%
  100 East Pratt Street
  Baltimore, MD  21202


Wilke/Thompson Capital Management (8)        409,750                5.6%
  3800 Northwest Center
  90 South Seventh Street
  Minneapolis, MN  55402


Joaquin J. Gonzalez                          208,000                2.9%
  c/o World Research Advisory
  1807 Michael Faraday Court, 2nd Floor
  Reston, VA  20190


George McNamee (9)                           203,333                2.8%
  c/o First Albany Corporation
  30 South Pearl Street
  Albany, NY  12207


Harry S. Gruner (10)                         184.288                2.5%
  c/o JMI Equity Fund
  1119 St. Paul Street
  Baltimore, MD  21202


Joseph P. Gottlieb (11)                       87,000                1.2%
  c/o META Group, Inc.
  Harbor Plaza, 208 Harbor Drive
  Stamford, CT  06912


James J. Harrison (12)                        71,000                1.0%
  c/o META Group, Inc.
  Harbor Plaza, 208 Harbor Drive
  Stamford, CT  06912


John Aaron Zornes (13)                        57,533                  *
  c/o META Group, Inc.
  Harbor Plaza, 208 Harbor Drive
  Stamford, CT  06912


Michael Simmons (14)                          13,333                  *
  c/o SC Group, Inc.
  7777 Market Center Avenue
  El Paso, TX  79913


Bernard F. Denoyer (15)                       9,906                   *
  c/o META Group, Inc.
  Harbor Plaza, 208 Harbor Drive
  Stamford, CT  06912


Francis J. Saldutti (16)                      3,067                   *
  c/o Ardent Research Partners, L.P.
  237 Park Avenue
  New York, NY  10017


All directors and executive officers      2,580,776                 34.7%
  as a group (12 persons)(17)

________________________
*Less than 1%


(1) Except as noted in the footnotes to this table, each person or entity named in the table has sole voting and investment power with respect to all shares of Common Stock owned, based upon information provided to the Corporation by directors (and nominees), officers and principal stockholders.
(2) Applicable percentage of ownership as of the Record Date is based upon 7,287,347 shares of Common Stock outstanding on that date. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the "Commission"), and includes voting and investment power with respect to shares. Common Stock subject to options currently exercisable or exercisable within 60 days of the Record Date are deemed outstanding for computing the percentage ownership of the person holding such options, but are not deemed outstanding for computing the percentage of any other person.
(3) Includes 5,000 shares of Common Stock issuable pursuant to stock options exercisable within 60 days after the Record Date.
(4) Includes 220,000 shares of Common Stock held by the Marc & Michele Butlein Charitable Remainder Unitrust, of which Marc Butlein is a Trustee.
(5) Consists of 507,950 of Common Stock for which Fiduciary Trust Company International ("Fiduciary Trust") has sole voting power and 110,500 shares of Common Stock for which Fiduciary Trust has shared voting power. Information included in this table regarding Fiduciary Trust was obtained from its Schedule 13-G filed with the Commission on or about January 28, 1997.
(6) These shares are owned by various individual and institutional investors including PBHG Emerging Growth Fund (which owns 480,200 shares, representing 6.6% of the shares outstanding), which Pilgrim Baxter & Associates, Ltd.("Pilgrim Baxter") serves as investment advisor with power to direct investments and/or sole power to vote the securities. Information included in this table regarding Pilgrim Baxter was obtained from its Schedule 13-G filed with the Commission on or about February 14, 1997.
(7) These shares are owned by various individual and institutional investors, which T. Rowe Price Associates, Inc. ("Price Associates") serves as investment advisor with power to direct investments and/or sole power to vote the securities. Price Associates disclaims beneficial ownership of such shares. Information included in this table regarding Price Associates was obtained from its Schedule 13-G filed with the Commission on or about February 14, 1997.
(8) Information included in this table regarding Wilke/Thompson Capital Management was obtained from its Schedule 13-G filed with the Commission on or about January 21, 1997.
(9) Consists of 200,000 shares of Common Stock owned by First Albany Corporation and 3,333 shares issuable pursuant to stock options exercisable within 60 days after the Record Date. Mr. McNamee, a director of the Corporation, is Chairman and Co-Chief Executive Officer of First Albany Corporation, and may therefore be deemed to share voting and investment power over the shares owned by First Albany Corporation. Mr. McNamee disclaims beneficial ownership of the 200,000 shares owned by First Albany Corporation, except to the extent of his pecuniary interest therein.
(10) Consists of 184,288 shares owned by JMI Equity Fund L.P. ("JMI"). Mr. Gruner, a director of the Corporation, is a general partner of JMI Partners, L.P., the general partner of JMI, and may therefore be deemed to share voting and investment power over the shares owned by JMI. Mr. Gruner disclaims beneficial ownership of the shares owned by JMI, except to the extent of his pecuniary interest therein.
(11) Includes 70,750 shares of Common Stock issuable pursuant to stock options exercisable within 60 days after the Record Date.
(12) Includes 31,000 shares of Common Stock issuable pursuant to stock options exercisable within 60 days after the Record Date.
(13) Includes 6,001 shares of Common Stock issuable pursuant to stock options exercisable within 60 days after the Record Date.
(14) Consists of 13,333 shares of Common Stock issuable pursuant to stock options exercisable within 60 days after the Record Date.
(15) Includes 1,849 shares of Common Stock issuable pursuant to stock options exercisable within 60 days after the Record Date and 800 shares of Common Stock held by family members. Mr. Denoyer disclaims beneficial ownership of the shares owned by family members, except to the extent of his pecuniary interest therein.
(16) Consists of 3,067 shares of Common Stock issuable pursuant to stock options exercisable within 60 days after the Record Date.
(17) Includes 144,465 shares of Common Stock issuable pursuant to stock options exercisable within 60 days after the Record Date.

                           PROPOSAL 1

                      ELECTION OF DIRECTORS

     The Corporation's Board of Directors is currently fixed at six members. The Corporation's By-laws divide the Board of Directors into three classes. The members of each class of directors serve for staggered three-year terms. Messrs. Dale Kutnick and Francis J. Saldutti are Class I Directors, Messrs. Marc Butlein and Harry S. Gruner are Class II Directors, and Messrs. Michael Simmons and George McNamee are the Class III Directors. The Class II Directors' terms will expire at the Annual Meeting.

     The Board of Directors has nominated and recommended that Messrs. Butlein and Gruner, who currently serve as Class II Directors, be reelected as Class II Directors, to hold office until the Annual Meeting of Stockholders for the fiscal year ending December 31, 1999 until their successors have been duly elected and qualified or until their earlier resignation or removal. The Board of Directors knows of no reason why the nominees should be unable or unwilling to serve, but if any nominee should for any reason be unable or unwilling to serve, the proxies will be voted for the election of such other person for the office of director as the Board of Directors may recommend in the place of such nominee. Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR the election of both nominees.

     The following table sets forth the nominees to be elected at the meeting and, for each director whose term of office will extend beyond the meeting, the year such nominee or director was first elected a director, the positions currently held by the nominees and each director with the Corporation, the year the nominee's or director's term will expire and class of director of each nominee and each director.



  Nominee's or Director's           Position(s) with   Year Term   Class of
Name and Year Nominee or Director   the Corporation    Will Expire Director
  First Became a Director
_________________________________   ________________   ___________ ________
                                      (C>


Nominees:
Marc Butlein (1989)                    Director            2000       II


Harry S. Gruner (1994)                 Director            2000       II



Continuing Directors:


Michael Simmons (1994)                 Director            1998       III


George McNamee (1996)                  Director            1998       III


Dale Kutnick (1989)               President, Research      1999         I
                               Director, Chief Executive
                                  Officer and Director


Francis J. Saldutti (1991)             Director            1999         I

              THE BOARD OF DIRECTORS AND ITS COMMITTEES


     The Board of Directors met six (6) times and took action by unanimous written consent three (3) times during the fiscal year ended December 31, 1996. Each of the directors attended all of the meetings of the Board of Directors during fiscal 1996. The Audit Committee of the Board of Directors, of which Messrs. Gruner, Saldutti and Simmons are currently members, is responsible for reviewing the results and scope of audits and other services Pprovided by the Corporation's independent auditors and reviewing the Corporation's internal controls. The Audit Committee met once on January 31,
 1996. The Compensation Committee, of which Messrs. Gruner, Saldutti and Simmons are currently members, makes recommendations concerning the salaries and incentive compensation of employees of, and consultants to, the Corporation and oversees and administers the Corporation's stock plans. The Compensation Committee met twice during 1996 and took action by unanimous written consent six (6) times. The Board of Directors does not currently have a standing nominating committee.



             OCCUPATIONS OF DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth the director nominees to be elected at the meeting, the directors and the executive officers of the Corporation, their ages, and the positions currently held by each such person with the Corporation.

Name                    Age                     Position
____                    ___                     ________

Dale Kutnick            47   President, Research Director, Chief Executive
                             Officer and Director

Bernard F. Denoyer      49   Treasurer, Vice President, Finance, Secretary
                             and Chief Financial Officer

Daniel S. Fitzgerald    32   Senior Vice President, Sales

Joseph P. Gottlieb      30   Executive Vice President, Marketing and
                             Distribution

James J. Harrison       29   Senior Vice President and Service Director

John Aaron Zornes       43   Executive Vice President and Service Director

Marc Butlein            58   Chairman of the Board

Harry S. Gruner(1)      37   Director

George McNamee          50   Director

Francis J. Saldutti(1)  49   Director

Michael Simmons(1)      58   Director

____________________
(1) Member of Compensation and Audit Committees.


     Dale Kutnick, a co-founder of the Corporation, has served as President, Chief Executive Officer and a Director of the Corporation since its inception in January 1989. Beyond his operational responsibilities, Mr. Kutnick directs all of META Group's research and analytic activities. He is also Executive Director of the META Executive Council, which prepares customized research for CIOs. Prior to co-founding META Group, Mr. Kutnick was Executive Vice President of Research at Gartner Group and an Executive Vice President at Gartner Securities. Prior to his experience at Gartner Group, he served as an Executive Director, Research Director and Principal at Yankee Group and as a Principal at Battery Ventures, a venture capital firm. Mr. Kutnick is a graduate of Yale University.

     Bernard F. Denoyer joined the Corporation in October 1994 as Vice President, Finance and was elected Chief Financial Officer and Treasurer of the Corporation in July 1995. In May 1996, the Board of Directors appointed Mr. Denoyer Secretary of the Corporation. Prior to joining the Corporation, Mr. Denoyer was an independent turnaround financial consultant from December 1993 until September 1994, and Vice President and Chief Financial Officer of Environetics, Inc. from May 1990 until November 1993, when Environetics, Inc. merged with IDEXX Laboratories, Inc. Previously, Mr. Denoyer served for three years as Vice President, Finance for Gartner Group and held senior financial management positions with GTE and Bunker Ramo. Mr. Denoyer earned his CPA in 1975 while at Ernst & Young. Mr. Denoyer has an MBA in Finance from the Columbia Business School and a B.A. in Economics from Fairfield University.

     Daniel S. Fitzgerald has served as Senior Vice President of Sales since January 1997. Previously, Mr. Fitzgerald held the positions of Regional Vice President - East and District Sales Director within the Corporation. Prior to joining META Group in June 1994, Mr. Fitzgerald co-founded and served as Vice President of Sales for Affinity Research Corporation, a research and consulting firm. From June 1992 until April 1993, Mr. Fitzgerald held the position of Product Marketing Manager and Sales Director of New Science Associates (later acquired by Gartner Group). Mr. Fitzgerald received a
B.B.A in Marketing from the University of Massachusetts.


     Joseph P. Gottlieb has served as Executive Vice President, Marketing and Distribution of the Corporation since January 1997. Previously, he held positions as Executive Vice President, Sales and Marketing from January 1995 until January 1997, Vice President and Service Director of the Corporation's Open Computing & Server Strategies service from November 1992 until January 1995, and as a Program Director in the Global Networking Strategies service from September 1991 until November 1992. Prior to joining the Corporation in September 1991, Mr. Gottlieb was a Manager with the Network Consulting Practice of Ernst & Young for four years; before that, he was with Network Strategies, Inc. Mr. Gottlieb graduated from Cornell University with a B.S. in Electrical Engineering.

     James J. Harrison has served as Senior Vice President and Service Director of META Metrix since September 1996 and Senior Vice President of New Product Development since January 1997. His previous experience within the Corporation has included positions as Vice President and Service Director of the Corporation's Services & Systems Management Strategies service from January 1995 to April 1996 and Vice President and Program Director of the Global Networking Strategies service prior to January 1995. Prior to joining META Group in September 1990, Mr. Harrison was a Manager with the Technology Consulting Practice of Ernst & Young; before that, he was with Network Strategies, Inc. and Comcept Associates. Mr. Harrison received a B.S. in Electrical Engineering from the Massachusetts Institute of Technology.


     John Aaron Zornes has served as Executive Vice President and Service Director of the Corporation's Application Delivery Strategies service since January 1996. From October 1990 until December 1995, he held the position of Vice President and Service Director of the Application Development Strategy service. Prior to joining META Group in October 1990, Mr. Zornes held executive and managerial positions at Ingres Corporation, Wang Laboratories, Inc., Software AG of North America and Cincom Systems, Inc. Mr. Zornes received his M.S. in Management Information Systems from the University of Arizona.

     Marc Butlein, a co-founder of the Corporation, currently serves as Chairman of the Board of Directors. Mr. Butlein held the office of Secretary of the Corporation from January 1989 until May 1996, Executive Director of the META Executive Council from January 1994 until June 1996 and Senior Executive Vice President from July 1995 until his retirement as an officer of the Corporation in December 1996. From January 1989 to April 1993, he served as Vice President and Director of the Enterprise Data Center Strategies service. Prior to co-founding META Group, Mr. Butlein spent three and one-half years with Gartner Group and 19 years with International Business Machines Corporation, where he held various marketing, development and corporate positions.

     Harry S. Gruner has served as a Director of the Corporation since
July 1994.  Mr. Gruner has been a general partner of JMI Partners, L.P., the general partner of JMI Equity Fund, L.P., a venture capital firm, since 1992. From 1986 until joining JMI Equity Fund, L.P., Mr. Gruner was a Principal at Alex Brown & Sons Incorporated, an investment banking firm. Mr.
 Gruner also serves as a Director of Hyperion Software Corporation, Brock International, Inc., Jackson Hewitt, Inc., Optika Imaging Systems, Inc. and V-ONE Corporation, all of which are publicly traded corporations.

     George McNamee has served as a Director of the Corporation since August 1996. Since 1984, Mr. McNamee has been the Chairman of First Albany Companies, Inc., a publicly traded holding company, and Chairman, Co-Chief Executive Officer and Director of First Albany Corporation, which is the primary subsidiary of First Albany Companies, Inc. Mr. McNamee also serves as a Director of Map Info Corporation, Mechanical Technology Inc. and Home Shopping Network, Inc., all of which are publicly traded companies.


     Francis J. Saldutti has served as a Director of the Corporation since November 1991. Mr. Saldutti has been a general partner of Ardent Research Partners, L.P., a venture capital firm, since April 1992 and was a senior technology analyst at Amerindo Investment Advisors, an investment firm, from October, 1989 through February 1995. Prior to October 1989, Mr. Saldutti was Senior Vice President and Director of Research for Gartner Securities, Director of Technology Research for LF Rothschild, Unterberg, Towbin, an investment banking firm, and senior technology analyst for Merrill Lynch Asset Management's Science/Technology Fund.


     Michael Simmons has served as a Director of the Corporation since September 1994. Mr. Simmons currently is the Chief Administrative Officer of Security Capital Group, a real estate investment firm, and the Principal and President of M.S. Associates, a management and technology consulting firm. In 1993 and 1994, Mr. Simmons worked as an independent management consultant, and from 1990 through 1993, Mr. Simmons was an Executive Vice President at the Bank of Boston.


     Executive officers of the Corporation are elected by the Board of Directors on an annual basis and serve until their successors have been duly elected and qualified. There are no family relationships among any of the executive officers or directors of the Corporation.


<PAGE) 10

                  COMPENSATION AND OTHER INFORMATION
                   CONCERNING DIRECTORS AND OFFICERS

Executive Compensation Summary

     The following table sets forth summary information concerning the compensation paid or earned for services rendered to the Corporation in all capacities during the fiscal years ended December 31, 1994, 1995 and 1996 to
(i) the Corporation's Chief Executive Officer and (ii) each of the five other most highly compensated executive officers and former executive officers of the Corporation who received total annual salary and bonus in excess of $100,000 in fiscal 1996 (collectively, the "Named Executive Officers").




                                SUMMARY COMPENSATION TABLE

                                                                        Long-Term
                                       Annual Compensation(1)           Compensation(2)
                                       ______________________________  ___________________
                                                         Other Annual  Securities Underlying      All Other
Name and Principal Position(1)   Year  Salary   Bonus    Compensation  Options (# of shares)   Compensation(1)(3)
_____________________________    ____  ______   _____    ____________  _____________________
Dale Kutnick                     1996  $239,295 $204,447                20,000                  $9,772
President, Research Director,    1995  $225,750 $125,000                                        $7,330
Chief Executive Officer and      1994  $215,000  $95,000                                        $5,424
Director

Bernard F. Denoyer               1996  $125,000  $72,200                 5,000
Vice President, Finance, Chief   1995  $110,000  $40,000                 1,600
Financial Officer, Treasurer     1994   $25,417                         16,000
and Secretary


Joaquin J. Gonzalez              1996  $181,600
Former Executive Vice President, 1995  $185,328  $54,898
New Business Development*        1994  $179,400  $29,336

Joseph P. Gottlieb               1996  $175,000  $185,047               15,000
Executive Vice President,        1995  $150,000  $104,000               30,000
Marketing and Distribution       1994  $123,517   $96,611               16,000

James J. Harrison                1996  $133,000   $46,544                8,000
Senior Vice President and        1995  $110,000   $89,088
Service Director                 1994   $93,000   $30,209

John Aaron Zornes                1996  $170,000  $195,385                8,000
Executive Vice President,        1995  $156,000  $144,385                2,000
Service Director, Application    1994  $148,500   $92,241               10,000
Delivery Strategies

______________________


(1) The compensation described in this table does not include medical, group life insurance or other benefits received by the Named Executive Officers which are available generally to all salaried employees of the Corporation and certain perquisites and other personal benefits, securities or property received by the Named Executive Officers which do not exceed the lesser of $50,000 or 10% of any such officer's aggregate salary and bonus disclosed in this table.
(2) The Corporation did not grant any restricted stock awards or stock appreciation rights or make any long-term incentive plan payouts during fiscal year 1996.
(3) Consists of premiums for term life insurance paid by the Corporation for the benefit of the Named Executive Officer.

   	* Mr. Gonzalez resigned as Executive Vice President - New Business Development in December 1996 pursuant to a planned transition and was not an executive officer on December 31, 1996.

Option Grants in Fiscal Year 1996


     The following table sets forth each grant of stock options made during the year ended December 31, 1996 to each of the Named Executive Officers:



                         Individual Grants
                  ___________________________________________________

                                 % of Total                              Potential Realizable
                  Number of       Options                                Value at Assumed
                  Securities     Granted to                              Annual Rates of
                  Underlying     Employees       Exercise                Stock Price Appreciation
                   Options       in Fiscal        Price     Expiration   for Option Term(2)
Name              Granted(1)       Year         ($/Share)    Date        5%($)       10%($)
_____             __________     __________     _________   __________   _______     ______
Dale Kutnick        16,000          4%           $24.6125    03/05/06    $238,211    $612,572
                     4,000          1%           $22.375     03/05/01     $34,299     $66,719


Bernard F. Denoyer   5,000          1%           $22.375     03/05/06     $85,628    $202,616

Joaquin J. Gonzalez    ---         ---              ---         ---          ---        ---

Joseph P. Gottlieb  10,000          2%           $22.375     03/05/06    $171,257    $405,233
                     5,000          1%           $22.375     03/05/06     $85,628    $202,616

James J. Harrison    8,000          2%           $22.375     03/05/06    $137,006    $324,186

John Aaron Zornes    8,000          2%           $22.375     03/05/06    $137,005    $324,186

______________


(1) All options reflected in the Summary Compensation Table were granted on March 5, 1996 and vest one-fourth on March 5, 1997, an additional one-fourth on March 5, 1998, an additional one-fourth on March 5, 1999 and fully on March 5, 2000. The exercise price of the options is $22.375 per share, the market value of the Corporation's Common Stock as determined by the Corporation's Board of Directors on the date of grant, except for the option to purchase 16,000 shares granted to Dale Kutnick at a price of $24.6125 per share.
(2) Amounts reported in these columns represent amounts that may be realized upon exercise of the options immediately prior to the expiration of their term assuming the specified compounded rates of appreciation (5% and 10%) on the market value of the Corporation's Common Stock over the term of the options. These numbers are calculated based on rules promulgated by the Commission and do not reflect the Corporation's estimate of future stock price growth. Actual gains, if any, on stock option exercises and Common Share holdings are dependent on the timing of such exercises and the future performance of the Corporation's Common Stock. There can be no assurance that the rates of appreciation assumed in this table can be achieved or that the amounts reflected will be received by the individuals.

Aggregate Option Exercises in Fiscal Year 1996 and Fiscal Year-End Values



     The following table sets forth, for each of the Named Executive
Officers, information with respect to the exercise of stock options during the year ended December 31, 1996 and the year-end value of unexercised options:
                                                                                    Value(2) of Unexercised

                       Shares                         Numbers of Unexercised       In-the-Money Options at
                      Acquired on        Value        Options at Year-End            Year-End
 Namee                Exercise(#)     Realized($)(1)   Exercisable/Unexercisable   Exercisable/Unexercisable
     ____            ____________    ______________   _________________________   _________________________
                                                                                    (c)
Dale Kutnick            ---             ---              400,000/20,000             $10,740,000/$56,700

Bernard F. Denoyer     5,300           $164,300            599 / 11,401               $13,509 / $180,216

Joaquin Gonzalez      60,000         $1,687,500            140,000 / 0                 $3,653,500/0

Joseph P. Gottlieb    15,000           $400,200           51,666 / 40,334            $1,311,700 / $677,725

James J. Harrison     31,000           $783,050           29,000 / 8,000              $755,450 / $37,000

John Aaron Zornes     39,000         $1,111,290              0 / 12,668                   0 / $152,032

_____________

(1) Amounts disclosed in this column were calculated based on the difference between the fair market value of the Corporation's Common Stock on the date of exercise and the exercise price of the options in accordance with regulations promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and do not reflect amounts actually received by the named officers.
(2) Value is based on the difference between the option exercise price and the fair market value at December 31, 1996, the fiscal year-end ($27.00 per share), multiplied by the number of shares underlying the option.

Stock Plans

     The Corporation currently maintains five employee stock plans: the Restated and Amended 1989 Stock Option Plan, the 1993 Stock Option and
Incentive Plan, the 1995 Stock Plan, the 1995 Non-Employee Director Stock
Option Plan and the 1995 Employee Stock Purchase Plan (collectively, the
"Stock Plans"). Following is a summary of the material features of the Stock Plans.

     The Restated and Amended 1989 Stock Option Plan (the "1989 Plan") provides for the issuance of a maximum of 3,6000,000 shares of Common Stock pursuant to the grant of incentive stock options ("ISOs") to employees and non-qualified stock options ("NQSOs") to employees, consultants, directors and officers of the Corporation. The terms of such options, including number of shares, exercise price, duration and vesting, are generally determined by the Compensation Committee of the Board of Directors. As of


December 31, 1996, options to purchase a total of 1,168,650 shares of Common Stock were outstanding under the 1989 Stock Plan, all of which were then exercisable. The Corporation's Board of Directors resolved on March 3,
1993 that after that date, no further options may be granted or issued under the 1989 Plan. Accordingly, no options were granted under the 1989
Plan during the fiscal year ended December 31, 1996.

     The 1993 Stock Option and Incentive Plan (the "1993 Plan") provides for the issuance of a maximum of 1,600,000 shares of Common Stock pursuant to the grant of ISOs to employees and the grant of NQSOs to employees, consultants, directors and officers of the Corporation. The terms of such options, including number of shares, exercise price, duration and vesting, are generally determined by the Compensation Committee of the Board of Directors. As of December 31, 1996, options to purchase a total of 526,767 shares of Common Stock were outstanding under the 1993 Stock Plan, of which options for 279,575 shares were then exercisable. The Corporation's Board of Directors resolved on October 2, 1995 that after November 30, 1995 no further options may be granted or issued under the 1993 Plan. Accordingly, no options were granted under the 1993 Plan during the fiscal year ended
December 31, 1996.

     The 1995 Stock Plan (the "1995 Plan") provides for the issuance of a maximum of 1,500,000 shares of Common Stock pursuant to the grant of ISOs to employees and the grant of NQSOs, stock awards and opportunities to make direct purchases of stock to employees, consultants, directors and officers of the Corporation. The terms of such options, including number of shares, exercise price, duration and vesting, are generally determined by the Compensation Committee of the Board of Directors. As of December 31, 1996, options to purchase a total of 374,270 shares of Common Stock were outstanding under the 1995 Plan, of which options for 25,775 shares were then exercisable. Shares available for future stock option grants at December 31, 1996 totaled 1,124,880 shares. During 1996, ISOs to purchase
319,570 shares of Common Stock and NQSOs to purchase 98,800 shares of Common
Stock were granted under the 1995 Plan.

     The 1995 Non-Employee Director Stock Option Plan (the "Director Plan") provides for the grant of options to purchase a maximum of 150,000 shares of Common Stock to non-employee directors of the Corporation. The Director
Plan authorizes the automatic grant of stock options only to members of the Board of Directors who are neither employees nor officers of the Corporation
(individually, a "Non-Employee Director" and collectively, the "Non-Employee
Directors"). The Director Plan is administered by the Compensation Committee.
The Director Plan authorizes the grant (a) to each Non-Employee Director who is first elected to the Board after November 30, 1995, on the date such person is first elected to the Board of Directors without further action by the Board of Directors, of an option to purchase 10,000 shares of Common
Stock and (b) to each person who is a Non-Employee Director on each successive one-year anniversary of the date such person was first elected to the Board of Directors, during the term of the Director Plan, of an option to purchase 5,000 shares of Common Stock. Options granted to newly elected Non-Employee Directors, as described in part (a) of the preceding sentence, vest 33 1/3% on the date of grant and an additional 33 1/3% on each successive one-year anniversary, and options granted as described in part (b) of the preceding sentence vest in full on the one-year anniversary of the date of grant. The exercise price per share for all options granted under the Director Plan is equal to 100% of the fair market value per share of the Common Stock on the date of grant. The term of each option is for a period of ten years from the date of grant. As of December 31, 1996, options to purchase a total of 25,000 shares of Common Stock were outstanding under the Director Plan, of which options for 3,333 shares were then exercisable.
Shares available for future stock option grants at December 31, 1996 totaled
125,000 shares. During 1996, NQSOs to purchase 25,000 shares of Common Stock were granted under the 1995 Plan.

     The 1995 Employee Stock Purchase Plan (the "Purchase Plan") provides for the issuance of a maximum of 250,000 shares of Common Stock pursuant to the exercise of non-transferable options granted to participating employees.
To participate in the Purchase Plan, an eligible employee must authorize the Corporation to make payroll deductions in an amount not less than 1% of the employee's base pay or salary but not more than 15% of the employee's total compensation during the six month periods beginning January 1 and July 1 (the "Payment Periods"). On the first business day of each Payment
Period, the Corporation grants to each eligible employee participating in the Purchase Plan, an option to purchase on the last day of such Payment
Period a maximum of 500 shares of Common Stock provided that such employee remains eligible to participate in the Plan throughout such Payment Period.
The exercise price of options is the lesser of (i) 85% of the average market price of the Common Stock on the first business day of such Payment Period or (ii) 85% of the average market price of the Common Stock on the last business day of such Payment Period. The employee is entitled to exercise such option only to the extent of the employee's accumulated payroll deductions on the last day of such Payment Period. The Purchase Plan is administered by the Compensation Committee. As of December 31, 1996, options to purchase 15,516 shares of Common Stock were exercised under the Purchase
Plan.


Compensation Committee Interlocks and Insider Participation

     The Corporation's Board of Directors has established a Compensation
Committee consisting of Messrs. Gruner, Saldutti and Simmons. During the fiscal year ended December 31, 1996, the Board of Directors performed certain functions of the Compensation Committee. During this period, Mr.
Kutnick, the Corporation's President, Chief Executive Officer and a Director, and Mr. Butlein, the Corporation's Senior Executive Vice President and
Chairman of the Board, participated in deliberations of the Corporation's
Board of Directors concerning the compensation of executive officers. As noted below, however, all executive compensation for 1996 was reviewed, approved and confirmed by the Compensation Committee. No executive officer of the Corporation served as a member of the compensation committee of another entity (or other committee of the Board of Directors performing equivalent functions or, in the absence of any such committee, the entire
Board of Directors), one of whose executive officers served as a director of the Corporation.


Compensation of Directors

     Directors do not receive any cash compensation for their services, although directors are reimbursed for their reasonable out-of-pocket expenses incurred in attending meetings. Non-employee directors are also eligible to participate in the Director Plan, as described above.


Compensation Committee Report on Executive Compensation

     This report is submitted by the Corporation's Compensation Committee
(the "Committee"), which currently consists of Messrs. Gruner, Saldutti and Simmons, each of whom is an independent, non-employee director of the Corporation. The Committee, pursuant to authority delegated by the Board of Directors, is responsible for the development and administration of the Corporation's executive compensation policies and the administration of the 1989 Plan, the 1993 Plan, the 1995 Plan, the Director Plan and the Purchase
Plan. The Committee also oversees the compensation structure of the Corporation's senior management and other employees.

     The Corporation's executive compensation program for fiscal year 1996 was initially established by the Corporation's Board of Directors and subsequently reviewed, confirmed and approved by the Compensation Committee.
The executive compensation program is designed to provide a compensation package that will attract, motivate, retain and reward highly qualified executive officers while providing incentives for executives to maximize the Corporation's financial results for the benefit of the Corporation's stockholders.

     The executive compensation program is designed to achieve the above goals through a combination of base salary, cash bonuses and long-term incentive compensation in the form of stock options.

     Base salary compensation levels for each of the Corporation's executive officers are determined by evaluating the individual officer's responsibilities, experience and performance, as well as generally available information regarding salaries paid to executive officers with comparable qualifications at companies in businesses comparable to the Corporation.

     Cash bonuses are determined annually and are based on the Corporation's achievement of targeted measures of financial performance, including revenue, profit and cost-saving goals, and, in certain cases, the achievement of non-financial objectives in the officer's area of responsibility.


     Long-Term incentive compensation in the form of stock option grants is designed to align the interests of executive officers more closely with those of the Corporation's stockholders by allowing those officers to share in long-term appreciation in the value of the Corporation's Common Stock.
It is the Corporation's policy to grant stock options to executive officers at the time they join the Corporation in an amount consistent with the employee's position and level of seniority. In addition, the Committee generally makes annual performance-based option grants. In making such performance-based grants, the Committee considers both individual and general corporate performance, recommendations of the Chief Executive
Officer, existing levels of officer stock ownership and previous option grants and the current stock price. For additional information regarding the grant of options in 1996, see the table under the heading "Options
Grants in Fiscal Year 1996."

     Compensation for the Corporation's President and Chief Executive
Officer, Dale Kutnick, is determined in accordance with the policies applicable to other executive officers of the Corporation described above.
In 1996, Mr. Kutnick received base salary and cash bonus totaling $443,742.
Mr. Kutnick's base salary of $239,295 represented an increase of $13,545, or 6%, over 1995. In addition to achievement of performance targets in accordance with the Corporation's executive compensation policies, the Committee determined that Mr. Kutnick's 1996 compensation was justified by the Corporation's strong financial performance in 1996, a year in which the Corporation reported continued profitability in each quarter. For additional information regarding Mr. Kutnick's 1996 compensation, see the table under the heading "Summary Compensation Table."

     Section 162(m) of the Internal Revenue Code of 1986, as amended, generally prevents publicly held corporations from deducting, for federal income tax purposes, compensation (including compensation recognized by the executive as a result of exercising a non-qualified stock option) in excess of $1 million paid to certain executives, with certain exceptions.
The Committee has considered these requirements and it is the Committee's present intention that, so long as it is consistent with its overall compensation objectives, substantially all executive compensation will be deductible for federal income tax purposes.

The Compensation Committee:

Harry S. Gruner
Francis J. Saldutti
Michael Simmons


Stock Performance Graph

     The following graph compares the yearly change in the cumulative total stockholder return on the Corporation's Common Stock during the period from the Corporation's initial public offering on December 1, 1995 through December 31, 1996, with the cumulative total return on the Media General
Market Weighted Nasdaq Index Return ("Nasdaq Index") and the Media General
Industry Group 094 - Other Business Services Index ("Industry Index"). The comparison assumes $100 was invested on December 1, 1995 in the Corporation's Common Stock and in each of the foregoing indices and assumes reinvestment of dividends, if any.




Comparison of Five Year(1)(2) Cumulative Total Return Among
META Group, Inc., Nasdaq Index and Industry Index

                                 December 1,    December 31,    December 31,
                                   1995            1995            1994
                                    %               %               %
                                 ___________________________________________
META Group, Inc. Common Stock     100.00          120.10          105.88
Industry Index                    100.00          102.33          123.09
Nasdaq Index                      100.00           99.63          123.81












______________


(1) Prior to December 1, 1995 the Corporation's Common Stock was not publicly traded. Comparative data is provided only for the period since that date.
(2) The stock price performance shown on the graph is not necessarily indicative of future price performance. Information used on the graph was obtained from Media General Financial Services, a source believed to be reliable, but the Corporation is not responsible for any errors or omissions in such information.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In 1996, the Corporation received $425,000 from First Albany Corporation in consideration of the exclusive right to distribute the Corporation's written research and analysis to certain financial services customers of First Albany Corporation. See Note 12 of Notes to Financial Statements in the Annual Report for a more detailed description of this strategic alliance. As noted elsewhere in this Proxy Statement, Mr. McNamee, a director of the Corporation, is also the Chairman and Co-Chief Executive Officer of First Albany Corporation.

AUDITORS FOR FISCAL 1997

     The Board of Directors has selected the firm of Deloitte & Touche LLP, independent certified public accountants, to serve as auditors for the fiscal year ending December 31, 1997. Deloitte & Touche LLP has served as the Corporation's auditors since fiscal 1992. It is expected that a member of Deloitte & Touche LLP will be present at the Annual Meeting with the opportunity to make a statement if so desired and will be available to respond to appropriate questions.


SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act, requires the Corporation's directors, executive officers and holders of more than 10% of the Corporation's Common Stock (collectively, "Reporting Persons") to file with the Commission initial reports of ownership and reports of changes in ownership of Common Stock of the Corporation. Such persons are required by regulations of the Commission to furnish the Corporation with copies of all such filings. Based on its review of the copies of such filings received by it with respect to the fiscal year ended December 31, 1996 and written representations from certain Reporting Persons, the Corporation believes that all Reporting Persons, other than Joaquin Gonzalez, who was late in filing a Form 4 reporting the exercise of a stock option, complied with all
Section 16(a) filing requirements in the fiscal year ended December 31, 1996.

STOCKHOLDER PROPOSALS

     Proposals of Stockholders intended for inclusion in the proxy statement to be furnished to all stockholders entitled to vote at the next Annual
Meeting of Stockholders of the Corporation must be received at the Corporation's principal executive offices not later than December 11, 1997.
 In order to curtail controversy as to the date on which a proposal was received by the Corporation, it is suggested that proponents submit their proposals by Certified Mail, Return Receipt Requested to META Group, Inc., 208 Harbor Drive, Stamford, Connecticut 06912-0061, Attention: Secretary.

EXPENSES AND SOLICITATION

     The cost of solicitation of proxies will be borne by the Corporation, and in addition to soliciting stockholders by mail through its regular employees, the Corporation may request banks, brokers and other custodians, nominees and fiduciaries to solicit their customers who have stock of the Corporation registered in the names of a nominee and, if so, will reimburse such banks, brokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket costs. Solicitation by officers and employees of the Corporation may also be made of some stockholders in person or by mail, telephone or telegraph following the original solicitation.

     	The contents and the sending of this proxy statement have been approved by the Board of Directors of the Corporation.

                 --------------------------------------------------

PROXY CARD
                          META GROUP, INC.
                 Proxy for Annual Meeting of Stockholders
                           May 19, 1997

              THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
                           OF META GROUP, INC.


    The undersigned, revoking all prior proxies, hereby appoints Dale Kutnick and Bernard F. Denoyer, and each of them alone, proxies, with full power of substituion, to vote all shares of Common Stock of META Group, Inc. (the "Corporation") that the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Corporation, to be held on Monday, May 19, 1997 at 9:00 a.m., Connecticut time, at The Hyatt Regency Hotel, 1800 East Putnam Avenue, Old Greenwich, Connecticut 06870, and at any adjournments thereof, upon the matters set forth in the Notice of Annual Meeting of Stockholders and related Proxy Statement dated April 10, 1997, a copy of wich has been received by the undersigned, and in their discretion upon any other business that may properly come before the meeting or any adjounments thereof. Attendance of the undersigned at the meeting or at any adjourned session thereof will not be deemed to revoke this proxy unless the undersigned affirmatively indicates at the meeting the intention of the undersigned to vote said shares in person.

                      -------------------------

                                                 Please mark
                                                 your votes as  (X)
                                                 indicated in
                                                 this example


1. To elect two Class (II) Directors to serve for a three-year term or until their successors are elected and qualified.


FOR all nominees      WITHHOLD       Nominees: Marc Butlein, Harry S. Gruner
listed to the right   AUTHORITY
(except as marked    to vote for     INSTRUCTIONS: To withhold authority to
to the contrary)     all nominees                  vote for any individual
                   listed to the right             nominee's name in the space

    (  )                 (  )        __________________________________________


2. To transact such other business as may properly come before the meeting.


                                     THE SHARES REPRESENTED BY THIS PROXY
                                     WILL BE VOTED AS DIRECTED OR, IF NO
                                     DIRECTION IS GIVEN, WILL BE VOTED FOR THE
                                     ELECTION OF DIRECTORS, AND DISCRETIONARY
                                     AUTHORITY WILL BE DEEMED GRANTED UNDER
                                     ITEM 2.


                                     Dated: __________________________, 1997


                                     _______________________________________
                                     Signature(s) of Stockholder(s)


                                     _______________________________________
                                     Please Print Name

                                     (If signing as attorney, executor, trustee or guardian, please give you full title as such. If stock is held jointly, each owner should sign.)